Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K
                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED TOTAL RETURN SERIES, INC.. and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                 TITLE                  DATE

/s/ John F. Donahue        Chairman               November 2, 1995
John F. Donahue            and Director
                           (Chief Executive Officer)

/s/ Glen R. Johnson        President              November 2, 1995
Glen R. Johnson

/s/J. Christopher Donahue                         Executive Vice President
                      November 2, 1995
J. Christopher Donahue     and Director

/s/ David M. Taylor        Treasurer              November 2, 1995
David M. Taylor            (Principal Financial and
                            Accounting Officer)

/s/ Thomas G. Bigley       Director               November 2, 1995
Thomas G. Bigley

/s/ John T. Conroy, Jr.                           Director  November 2, 1995
John T. Conroy, Jr.

/s/ William J. Copeland                           Director  November 2, 1995
William J. Copeland

/s/ James E. Dowd          Director               November 2, 1995
James E. Dowd

/s/ Lawrence D. Ellis, M.D.                       Director  November 2, 1995
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.                       Director  November 2, 1995
Edward L. Flaherty, Jr.

/s/ Peter E. Madden        Director               November 2, 1995
Peter E. Madden

/s/ Gregor F. Meyer        Director               November 2, 1995
Gregor F. Meyer

/s/ John E. Murray         Director               November 2, 1995
John E. Murray
/s/ Wesley W. Posvar       Director               November 2, 1995
Wesley W. Posvar

/s/ Marjorie P. Smuts      Director               November 2, 1995
Marjorie P. Smuts

Sworn to and subscribed before me this 2nd day of November, 1995.

/s/ Marie M. Hamm